UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2010
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477—1100
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
Entry into Securities Purchase Agreement and Sale of Common Stock
     On May 20, 2010, Borders Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with LeBow Gamma Limited Partnership (the “Purchaser”) pursuant to which, among other things, on the closing date of May 21, 2010, the Company issued 11,111,111 shares of its common stock (the “Shares”) to the Purchaser at a purchase price of $2.25 per share, or an aggregate purchase price of $25,000,000. The Purchaser is an entity controlled by Bennett S. LeBow.
Future Issuance of Warrant or Stock Appreciation Right
     The Securities Purchase Agreement requires the Company to use its reasonable best efforts to obtain the approval of its shareholders to the issuance to the Purchaser of a stock purchase warrant (the “Warrant”) exercisable to acquire an additional 35,130,000 shares of the Company’s common stock (the “Warrant Shares”) at a price of $2.25 per share and to the issuance of the Warrant Shares. The Company is also required to use its reasonable best efforts to obtain the approval of its shareholders to the Additional Consent Right (as defined and discussed in “Governance Provisions” below). Approval of the issuance of the Warrant, the Warrant Shares and the Additional Consent Right by the Company’s shareholders is required in accordance with the listing rules of the New York Stock Exchange applicable to the Company. If the Company’s shareholders approve the Warrant and the Warrant Shares, the Warrant would then be issued to the Purchaser and would be exercisable, on a gross or cashless basis, at any time after the first anniversary of its date of issuance up to and including the fifth anniversary of the date of issuance of the Warrant. The exercise price and number and kind of shares issuable upon the exercise of the Warrant would be subject to customary adjustments with respect to certain recapitalization and change in control transactions, rights offerings, dividends, distributions and issuer tender offers at a premium to market price. The Company expects to schedule a special meeting of its shareholders as soon as practicable to seek approval for the issuance of the Warrant, the Warrant Shares and the Additional Consent Right pursuant to the Securities Purchase Agreement.
     If the issuance of the Warrant is not approved by the Company’s shareholders on or before September 30, 2010, the Company will be required to issue to the Purchaser a stock appreciation right (the “Stock Appreciation Right”) exercisable with respect to 35,130,000 share equivalents. Upon the exercise of the Stock Appreciation Right, the Company would be required to make a cash payment with respect to each share equivalent equal to the excess, if any, of the future market price of the Company’s common stock over the $2.25 base price provided in the Stock Appreciation Right. The market price of the Company’s common stock would be determined based on a weighted average price of the Company’s common stock over the 20-trading day period preceding the exercise date of the Stock Appreciation Right. The Stock Appreciation Right would be exercisable at any time after June 1, 2011 up to and including the fifth anniversary of the date of issuance of the Stock Appreciation Right. The Stock Appreciation Right would include anti-dilution and other adjustment provisions similar to the comparable provisions provided in the Warrant. Upon the exercise of the Stock Appreciation Right prior to the maturity of the Company’s existing secured credit facilities in March 2014, the Company would be obligated to issue an interest-bearing promissory note, payable following the maturity of the Company’s existing credit facilities, in the principal amount of the applicable exercise proceeds, and to use its reasonable best efforts to secure the note through a third priority security interest in the collateral securing the Company’s existing credit facilities.
Governance Provisions
     The Securities Purchase Agreement requires the Company to take all actions within its power to elect two directors designated by the Purchaser to the Company’s nine-member board of directors.

Effective as of May 21, 2010 and as set forth in further detail pursuant to Item 5.02 below, Bennett S. LeBow and Howard M. Lorber were elected as directors of the Company, and Mr. LeBow was elected as the Chairman of the board of directors.
     The Securities Purchase Agreement provides the Purchaser with approval rights with respect to certain corporate and business transactions. In addition to those approval rights granted to the Purchaser, the Company is required to use its reasonable best efforts to obtain the approval of its shareholders to an additional Purchaser consent right (the “Additional Consent Right”) that would require the Company to obtain the Purchaser’s consent prior to the Company appointing, terminating or transferring the Chief Executive Officer or the Chief Financial Officer of the Company, or any other executive officer of the Company, or materially amending or modifying the terms and conditions of any such person’s terms and conditions of employment (subject to customary exceptions).
     The Purchaser’s director designation and approval rights will terminate at such time as the Purchaser beneficially owns less than 5,555,555 shares of common stock (as adjusted for stock splits, stock dividends, subdivisions and combinations of shares), excluding for this purpose shares that the Purchaser is entitled to acquire pursuant to the exercise of the Warrant. Until such time, the Company is required to use reasonable best efforts to cause the election of the two directors designated by the Purchaser to the board of directors of the Company. Further, until the earlier of the second anniversary of the initial closing date and such time as the Purchaser beneficially owns less than 5,555,5555 shares of common stock (as adjusted for stock splits, stock dividends, subdivisions and combinations of shares, and including the shares underlying the Warrant) (the “Restricted Period”), the Purchaser will be required to vote all of the shares of common stock beneficially owned by the Purchaser in favor of the director nominees recommended by the Company’s board of directors.
     The Securities Purchase Agreement also includes a standstill provision that prohibits the Purchaser, subject to certain exceptions, from (i) acquiring additional shares of the Company’s common stock or other equity securities if the acquisition would result in a change in control of the Company as defined under the Company’s senior credit agreements and (ii) engaging in the solicitation of proxies or taking certain other actions with respect to the control or influence of the Company’s board of directors, management, policies or affairs. The standstill provisions, other than the restrictions on acquisitions of common stock, are applicable during the Restricted Period. After the Restricted Period, the Purchaser will be permitted to acquire additional shares of common stock or other securities of the Company (i) pursuant to a transaction that, if consummated, would result in the acquisition of 100% of the Company’s fully-diluted shares or (ii) if the acquisition does not result in a change in control of the Company as defined under the Company’s senior credit agreements.
Transfer Restrictions and Registration Rights
     The Securities Purchase Agreement provides that the Purchaser may not sell, pledge or otherwise transfer the Shares, the Warrant or the Stock Appreciation Right except (i) at any time, to any affiliate of the Purchaser, (ii) at any time, pursuant to a change in control transaction authorized or recommended by the Company’s board of directors or (iii) at any time after the first anniversary of the initial closing date, so long as any such transfer involving more than 5% of the outstanding shares of the Company’s common stock to any one person is limited to persons who are not competitors of the Company and who the Purchaser reasonably believes are acquiring the shares in the ordinary course of business and not with the purpose of changing or influencing the control of the Company.
     The Securities Purchase Agreement includes provisions requiring the Company to file and use its reasonable best efforts to be declared effective by the Securities and Exchange Commission a registration statement covering the public resale of the Shares, Warrant and Warrant Shares by the Purchaser. In connection with sales pursuant to any registration statement filed by the Company, the Company will be required to indemnify the Purchaser and certain related parties against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended.

Expense Reimbursement
     Under the Securities Purchase Agreement, the Company is obligated to reimburse certain fees and expenses incurred by the Purchaser (including the reasonable fees and expenses of the Purchaser’s legal counsel and financial advisors) in connection with the negotiation and consummation of the transactions contemplated by the Securities Purchase Agreement and ancillary documents thereto, up to an amount of $1.5 million.
Amendment to Warrant and Registration Rights Agreement
     On May 20, 2010, the Company entered into an amendment (the “Amendment”) to the Warrant and Registration Rights Agreement dated as of April 9, 2008, as amended (the “Pershing Square Warrant Agreement”), with Computershare Inc., a Delaware corporation, its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally-chartered trust company, and Pershing Square Capital Management, L.P. (“Pershing Square”). The Amendment provides that the acquisition of the Shares, the Warrant, the Warrant Shares and any shares of common stock issued pursuant to the Stock Appreciation Right by the Purchaser and its affiliates, will not constitute a change of control event under the Pershing Square Warrant Agreement.
     Pershing Square has indicated its support for the transaction.
Issuance of Additional Warrants to Pershing Square Capital Management
     As a result of the issuance of the Shares pursuant to the Purchaser pursuant to the Securities Purchase Agreement, the Company is required under the terms of its existing agreements with Pershing Square and its affiliates to issue Pershing Square approximately 2.7 million warrants exercisable at a price of $0.65 per share. Upon the issuance of the Warrant or the Stock Appreciation Right to the Purchaser, the Company will be required under such agreements with Pershing Square to issue Pershing Square approximately an additional 8.5 million warrants at the same $0.65 per share exercise price.
     The foregoing description of the Securities Purchase Agreement, the Warrant, the Stock Appreciation Right and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Warrant, the Stock Appreciation Right and the Amendment, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In accordance with the Securities Purchase Agreement, the Company may become obligated to issue the Stock Appreciation Right to the Purchaser. The information regarding the Stock Appreciation Right contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The information regarding the unregistered sale of the Shares pursuant to the Securities Purchase Agreement contained in Item 1.01 is incorporated herein by reference. The Shares were issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Subsequent to the 2010 Annual Meeting of Shareholders discussed in Item 5.07, by action of the Company’s board of directors, pursuant to the provisions of the Securities Purchase Agreement, Bennett S. LeBow and Howard M. Lorber were elected as directors of the Company and Mr. LeBow was elected as the Chairman of the board of directors effective as of May 21, 2010. Also effective as of May 21, 2010, subsequent to the 2010 Annual Meeting of Shareholders, Richard McGuire resigned from the board of directors and as Chairman of the board in order to create the nine-member board required by the terms of the Securities Purchase Agreement.
     Mr. LeBow, age 72, is the Chairman of the Board of Directors of Vector Group, Ltd. (“Vector”), a New York Stock Exchange-listed company, and has been a director of Vector since October 1986. Mr. LeBow served as Executive Chairman of Vector from January 2006 until his retirement on December 30, 2008. He served as the Chairman and Chief Executive Officer of Vector from June 1990 to December 2005. Mr. LeBow served as President and Chief Executive Officer of Vector Tobacco Inc., a subsidiary of Vector engaged in the development and marketing of low nicotine and nicotine-free cigarette products and the development of reduced risk cigarette products, from January 2001 until December 2007 and as a director from October 1999 until December 2007. Mr. LeBow was Chairman of the Board of New Valley Corporation from January 1988 to December 2005 and served as its Chief Executive Officer from November 1994 to December 2005. New Valley Corporation was a majority-owned subsidiary of Vector until December 2005, when Vector acquired the remaining minority interest. New Valley Corporation is engaged in the real estate business.
     Mr. Lorber, age 61, has been President and Chief Executive Officer of Vector since January 2006 and has served as a director of Vector since January 2001. He served as President and Chief Operating Officer of Vector from January 2001 to December 2005. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. Mr. Lorber was Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005; a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer from November 1993 to December 2006 of Nathan’s Famous, Inc., a chain of fast food restaurants; a director of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; and the Vice Chairman of the Board of Ladenburg Thalmann Financial Services Inc. since May 2001. He is also a trustee of Long Island University.

Item 5.07	Submission of Matters to a Vote of Security Holders
     The 2010 Annual Meeting of Shareholders of the Company was held on May 20, 2010. The shareholders of the Company elected all of the Company’s nominees for director, approved the performance goals and maximum amounts payable under the Company’s Annual Incentive Bonus Plan, and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

A.	Election of Directors:

	Shares For	Withheld	Non-Votes
Michael G. Archbold	27,219,057	200,244	17,147,294
Paul J. Brown	26,675,361	743,940	17,147,294
Ronald J. Floto	27,207,962	211,338	17,147,294
Michael Grossman	27,215,628	203,673	17,147,294

	Shares For	Withheld	Non-Votes
Richard “Mick” McGuire	26,987,294	432,006	17,147,294
Dan Rose	27,218,657	200,643	17,147,294
David Shelton	27,220,204	199,096	17,147,294
Timothy V. Wolf	27,197,936	221,364	17,147,294

B.	Approval of performance goals and maximum amounts payable under the Company’s Annual Incentive Bonus Plan:

For	42,599,710
Against	1,706,987
Abstain	259,896

C.	Ratification of Ernst & Young LLP:

For	44,304,938
Against	188,611
Abstain	73,045

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of May 20, 2010 between Borders Group, Inc. and LeBow Gamma Limited Partnership.

10.2	Form of Stock Purchase Warrant.

10.3	Form of Stock Appreciation Right.

10.4	Amendment dated as of May 20, 2010 to Warrant and Registration Rights Agreement among Borders Group, Inc., Computershare Inc., Computershare Trust Company, N.A., and Pershing Square Capital Management, L.P.

99.1	Press Release dated May 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010	BORDERS GROUP, INC.
	By:	/s/ Mark R. Bierley
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of May 20, 2010 between Borders Group, Inc. and LeBow Gamma Limited Partnership.

10.2	Form of Stock Purchase Warrant.

10.3	Form of Stock Appreciation Right.

10.4	Amendment dated as of May 20, 2010 to Warrant and Registration Rights Agreement among Borders Group, Inc., Computershare Inc., Computershare Trust Company, N.A., and Pershing Square Capital Management, L.P.

99.1	Press Release dated May 21, 2010.